EXHIBIT 32.2

Certification of Chief Financial Officer pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Andrei Stoukan, the officer of the OZ Vision Inc. (the Company), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

The Annual Report on Form 10-K of the company for the year ended June 30, 2026 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: October 13, 2026	By:	/s/ Andrei Stoukan
Andrei Stoukan(CFO)